UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

UBI BLOCKCHAIN INTERNET, LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54236

Delaware	27-3349143
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd., Hong Kong, People’s Republic of China
(Address of principal executive offices)	(Zip Code)

(212) 372-8836

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 2 on Form 8-K/A to amend our Form 8-K/A-1 filed on June 29, 2017 and to amend our Form 8-K originally filed with the U. S. Securities and Exchange Commission (“SEC”) on May 16, 2017. We are filing this amended Form 8-K/A-2 to: 1) announce the Chinese government approval of the Shenzhen Nova E-commerce, Ltd., acquisition; and 2) provide Form 10 Information to remove the shell status of the Company.

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2017, the Board of Directors (the “Board”) of UBI Blockchain Internet, LTD (“UBI” or “the Company”), a Delaware corporation, ratified and approved an Acquisition Agreement (“Agreement’) with Shenzhen Nova E-commerce, Ltd., (“NOVA”), a private Shenzhen Chinese corporation. Under the terms of the Agreement UBI acquired 100% ownership of Nova in exchange for 25,000,000 unregistered restricted Class C common shares by UBI. The Board of Directors of both entities approved the Acquisition Agreement, as well as the majority of shareholders. The Chinese government approved the acquisition as of August 28, 2017. Now that the transfer of ownership has been completed, the 130 owners of NOVA will receive Class C common shares, based on their pro-rata ownership of NOVA. (See Exhibit 10.3)

NOVA is now a 100% owned subsidiary of the Company.

Approval of Acquisition by Chinese Government

On August 28, 2017, the Chinese Government approved the acquisition of NOVA by the Company. It was reported on the Chinese government’s website as Serial Number 16, dated August 28, 2017, under “Processing Status” that the filing was complete as approved by the Regulation Committee.

About UBI Blockchain Internet, LTD

UBI Blockchain Internet’s business encompasses the research and application in the blockchain technology with a focus on the Internet of things covering areas of food, drugs and healthcare. Management plans to focus its business in the integrated wellness industry, by providing procedures for safety and effectiveness in food and drugs, but also preventing counterfeit or fake food and drugs. With the advancement of the blockchain technology, the Company plans to trace a food or drug product from its original source within the context of the internet of things to the final consumer.

About Shenzhen Nova E-commerce, Ltd.

Shenzhen Nova E-commerce Ltd. was incorporated on May 26, 2016 and currently operates a online store in China selling a wide range of products including maternal and infant products, cosmetics, wine, household goods, digital and luxury products. Nova’s website became operational in April, 2017.

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NOVA is registered in Qianhai Free Trade Zone, China. Its business operation is an e-commerce platform offering online retail service, via OYA Mall. From its inception on May 26, 2016 through April, 2017, NOVA has been building its website and infrastructure. Nova has commenced its operation in April 2017. The executive team post acquisition consists of the following people:

Huixian Ma, general manager, director, 30 years old, Lingjintan Town, Taoyuan County, Hunan Province, China. Previous to this position, she was the training manager at Hunan Institute of Science & Liberal Arts.

Shanghong Long, Deputy General Manager, and business director, 34 years old. Wuchuan City, Guangdong Province, China. Previous to this position, he served as deputy general manager of Guangzhou cross-border e-commerce company in the past.

Rui Xu, Chief Technology Officer, 27 years old. Previous to this position, he worked as technology director at Blue Bird Ltd., at Beijing University.

There are no employment agreement in place with Ms. Ma and Messrs. Long and Xu. They work on a temporary basis for NOVA.

NOVA’s Chinese language website is: www.oyamall.com. The website is operational, where customers can buy products, including food, non-prescription medicine, skin care products etc. offered on the website. For the purpose of this Current Report, the website is not part of this Current Report, but referenced for informational purposes.

Item 2.01 Completion of Acquisition or Disposition of Assets.

UBI Blockchain Internet, LTD acquired 100% ownership Shenzhen Nova E-commerce, Ltd. in exchange for 25,000,000 Class C Common shares of the Company which equated to a value $0.20 per share. Prior to the acquisition, the Company placed a value of $5,000,000 on NOVA ($0.20 times $5,000,000 equals 25,000,000 shares). The final value for NOVA was mainly based on management business negotiations and management’s value judgment, which included the valuation of Nova’s business licenses. Additionally, the Company ordered an independent appraisal based on an audit, as a reference. Such a process is common place in conducting business in China.

At the time of the acquisition, NOVA was owned by 130 shareholders. Now that the acquisition has been approved by the Chinese government, each NOVA shareholder will receive their pro-rata ownership of based on the exchange ratio. Attached is list of all of the NOVA shareholders and the amount of shares they received in the exchange (see Exhibit 99.5).

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Item 3.02 Unregistered Sales of Equity Securities

In connection with the Agreement, UBI agreed to issue 25,000,000 of its unregistered restricted Class C common stock to NOVA in exchange for 100% ownership of its business.

We did not engage in any form of general solicitation or general advertising in connection with this transactions. The shareholders were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shareholders of Leader acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

UBI relied upon Section 4(2) of the Securities Act for the offer and sale. UBI believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

The number of Class C common shares of common stock of UBI issued and outstanding prior to the Agreement was approximately 48,400,000 shares. Following the acquisition there will be approximately 73,400,000 shares.

On April 12, 2017, the Board of Directors of the Company approved the increase of the number of authorized common shares from 200,000,000 shares to 2,000,000,000 shares (1,000,000,000 shares of Class A common stock, 500,000,000 shares of Class B common stock, and 500,000,000 shares of Class C common stock). The increase in authorized shares took place on May 24, 2017, when the Company filed a Certificate of Amendment to the Certificate of Incorporation with the State of Delaware Secretary of State.

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Item 5.06 Change in Shell Company Status

Based on the acquisition of Shenzhen Nova E-commerce, Ltd., UBI Blockchain Internet, LTD ceased to be shell company. UBI Blockchain Internet, LTD is engaged in the developing business technologies of applying blockchain and internet of things. Based on these business activities, and the acquisition of NOVA, management has determined that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Please note, that on March 17, 2017, the Company filed a Current Report on Form 8-K, under Item 506 to remove its shell status. Management based its decision to remove the shell status as a result of new management, a change in corporate ownership, and that the Company was pursing new business opportunities, and the fact that Company employed nine employees at the time of the shell status removal. Further, the new management believed it had better access to the capital markets to raise funding for the Company.

A Comment Letter from the SEC, dated June 5, 2017, took exception to the removal of the shell status on March 17, 2017. In their Comment Letter, they stated that “it appears that you were a shell company immediately before the acquisition of Shenzhen Nova E-commerce, Ltd.” It is for this reason, management has decided to remove the shell status now that the acquisition of NOVA has officially taken place.

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FORM 10 INFORMATION

Business

This provides an overview of the Company’s business pursuits.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may,” “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

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Information regarding market and industry information contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services

Business Description

Company History

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation. Reshoot Production Company was incorporated October 31, 2007, and, at the time of spin off was listed on the Over-the- Counter Bulletin Board.

From August 2010 to May 2014 the Company was in the business of designing a suite of modular, self-contained, fully automated, climate controlled units for distributed production of energy. While some of these products were proven to be technologically viable, none were ever developed to the point where they were ready for introduction to the marketplace.

On or about September 30, 2014, the Board of Directors approved the formation of a new company called Peak Energy Holdings, a Nevada corporation, where each shareholder in the Company received one share of common of Peak Energy Holdings for each share of common stock owned in the Company and one share of preferred stock of Peak Energy for each share of preferred share owned in the Company. As part of the transaction, the Company spun-off all of its assets and liabilities into Peak Energy. Further, the spin-off subsidiary operated as an independent entity separate entity from the Company with new management operating the current core business of Peak Energy for the benefit of the original stockholders. The effect of this action allowed the Company to explore new business opportunities without the burden of the assets and liabilities on the corporate books.

On November 21, 2016, the Company changed its corporate name to UBI Blockchain Internet, LTD, and changed the state of incorporation from the State of Nevada to the State of Delaware pursuant to a plan of conversion in connection with which the Company adopted a new certificate of incorporation under the laws of the State of Delaware.

The Company recently acquired 100% ownership of Shenzhen Nova E-commerce, Ltd., a private Shenzhen Chinese corporation in exchange for 25,000,000 unregistered restricted Class C common shares. In April, 2017 Shenzhen Nova E-commerce began its operations of an online store in China selling a wide range of products including maternal and infant products, cosmetics, wine, household goods, digital and luxury products.

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UBI Blockchain Internet Ltd. business encompasses the research and application of blockchain technology with a focus on the Internet of things covering areas of food, drugs and healthcare. Management plans to focus its business in the integrated wellness industry, by providing procedures for safety and effectiveness in food and drugs, but also preventing counterfeit or fake food and drugs. With the advancement of the blockchain technology, the Company plans to trace a food or drug product from its original source within the context of the internet of things to the final consumer.

Overview

UBI’s business encompasses the research and application of blockchain technology with a focus on the Internet of Things (“IoT”) covering areas of food and drugs, healthcare, just to name a few. The Company will leverage the stock market to build a new business technology platform, specialized in the safety and freshness keeping of food and drugs within the context of micro and macro environment of the human life. The Company has no revenues, has yet to develop any products for sale and has no customers at this time.

UBI plans to set up teams, that are dedicated to blockchain application and research, application of the internet of things, IT and data analytics in order to achieve its business goals.

An Internet of Things is defined as: the internetworking of physical devices, vehicles (also referred to as “connected devices” and “smart devices”), buildings, and other items embedded with electronics, software, sensors, actuators, and network connectivity that enable these objects to collect and exchange data. The IoT allows objects to be sensed and/or controlled remotely across existing network infrastructure, creating opportunities for more direct integration of the physical world into computer-based systems, and resulting in improved efficiency, accuracy and economic benefit. Blockchain, originally block chain, is defined as: a distributed database that maintains a continuously-growing list of ordered records called blocks. Each block contains a timestamp and a link to a previous block. By design, blockchains are resistant to modification of the data - once recorded, the data in a block cannot be altered retroactively. The Company plans to develop and specialize in the design, development, promotion and sales of blockchain technology and internet of things.

Our Chinese language website is: www.globalubi.com The website is referenced herewith for informational purposes only, it is not part of this Current Report.

Industry Trends

Recent advances in streamlining video, monitoring sensors, high-speed broadband internet, introducing wireless standards (such as Bluetooth low-power) and other technologies have brought about the emergence of virtual transactions and investment plans that individuals and businesses can base on their spending habits to measure data that monitoring equipment and applications to receive real-time feedback and to fit a wide range of personal and corporate preferences for reliability at home.

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Blockchain techniques have shown considerable adaptability in recent years, as various market sectors have sought to find ways of incorporating capabilities into their operations. While most of the focus has so far been on financial services industry, this has begun to change. For example, the use of blockchain technology to support digital electronic payments to counter counterfeit drugs in the pharmaceutical industry. The adaptability of blockchain to a large number of applications has been one of the driving forces of the technology’s growing interest in past few years. As solution for organization and ledger needs, the most recent market for blockchain technology is pharmaceutical industry.

The use blockchain technology and internet of things is being employed to address universal healthcare industry regarding food and drug safety and labor relations management. At present, management believes that there exists confusion of Chinese medicine industry including fake drugs, bad medicine serious phenomenon, no regulated production, no guaranteed efficacy of traditional Chinese medicine. The excessive use of antibiotics, poison capsules incidents, vaccine cases ginkgo leaf, licorice tablets and other major drug cases, have seriously affected people’s physical and mental health. Therefore, food and drug safety relates to vital interests of millions of people’s social problems. From current safety issues of food and drug, we see scientific and exact drug management issues.

Management believes that the blockchain technology and internet of things promote industrial information and emergence of possible technological solutions. Through integration of blockchain technology for the core of internet of things to establish a seamless industrial chain so as to achieve food and drug safety control and enterprise relations management. Internet of Things is the extension and continuation of internet. IoT can increase the ubiquity of the internet by integrating every object for interaction via radio frequency identification (RFID) devices, infrared sensors, global positioning systems, laser scanners and other information sensing equipment, which leads to a highly distributed network of devices communicating with human beings as well as other devices. IoT is opening opportunities for a large number of novel applications that promise to improve quality of lives. In recent years, IoT has connected with blockchain, exchange and communication for intelligent identification, location, tracking, monitoring and management of a network. This technology is still in its infancy.

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A universal healthcare system covers all citizens seeking to achieve efficiencies by integrating the basic functions of healthcare delivery, health insurance, distribution of healthy food and drug safety and labor relations management. Based on the full integration of internet of things with blockchain technology, this technology can change old systems. Blockchain technology is a distributed database that maintains a continuously-growing list of records called blocks. Each block contains a timestamp and a link to a previous block. The data in a block cannot be altered retrospectively. Blockchain has characteristics such as decentrality, openness and transparency, autonomy, security of information that cannot be tampered with, and anonymity, these features can strengthen solution to drug and food safety issues, as well as getting more meaningful solution to enterprise labor relations management.

Blockchain technology-based applications

Management plans to focus its business in the integrated wellness industry, which providing procedures for safety and effectiveness in food and drugs, but also preventing counterfeit or fake food and drugs. With the advancement of the blockchain technology, we can trace a food or drug product all the way up to its original source within the context of the internet of things.

We are in the early stages of blockchain technology, which can store decentralized and distributed software ledger with complete transaction history. Blockchain technology has a wide range of potential applications, in addition to financial, real estate, back office systems and stock trading applications. Blockchain is a distributed ledger agreement that allows projects or transactions to be transparently registered and is first developed for use in a variety of industries to offer a wide range of services including banking, stock trading, real estate and even global diamond sales. More and more financial giants join blockchain technology applications and research and development, including IBM, Microsoft, Intel, Blockstream and Thompson Reuters, to further accelerate blockchain technology as a maturity and development system. Management believes the investments in the field of blockchain are growing. Due to maturity and safety of blockchain technology, it can play a role in many fields, and management believes its application field and development potential offer a growth opportunity for the Company.

The five features of blockchain include: de-centralization, openness, autonomy, non-tampering and anonymity. These features make blockchain an advantage in science and finance. Blockchain technology is a decentralized, distributed ledger that allows each transaction to be recorded and verified by network, which means that they do not need a central regulator such as a bank or financial institution. Transactions are also anonymous and theoretically real-time, although recent network over-saturation has led to this problem. The block-based distributed accounting technology, combined with its artificial intelligence and internet of things technologies, makes it possible for billions of smart technologies to connect to internet for greater security, allowing virtual time travel and allowing regulators to return to the point at which the problem occurred.

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One of potential application of this technology is the creation of registers based on blockchain of IoT devices, and the use of artificial intelligence programs to perform automated intelligent diagnostics and more advanced functions, which can ultimately lead engineers and regulators to virtualize clock backwards. At the same time, blockchain technology can reduce audit costs; reduce distrust of central node, so that flow of financial assets is more transparent and convenient. In fact, current blockchain technology is indeed application of digital electronic payments to “blockchain +” transition extension from financial sector gradually to IoT and other non-financial areas which will trigger more and greater industrial restructuring and revolution. It is our time to enter real power blockchain technology.

The central concept and future development of blockchain are trends of things fit, leading gradual self-government of things. Blockchain technology is a good solution: infrastructure investment, high maintenance costs and data security issues. Blockchain technology support IoT which is an extension and more advanced stage of internet. Blockchain technology research and application will make IoT networking shine. Blockchain’s point-to-point communication platform gives a subtle solution. Blockchain technology creates a shared, distributed, digital book between network nodes to record transactions, rather than storing them on a central server. Thus eliminating the need for central verification. It provides a way to create a consensus network without having trust a single node, and data store does not need to be stored in a central server, but by sharing it to all nodes in the network.

Internet of Things (IoT) is about creating digital representations of real-world objects. It is a phenomenon that draws on rapid developments within IT, ICT and telecommunications to spark insights and to help companies create entirely new types of services and business areas. Management believes that the Internet of Things will be the next technology to promote the rapid development of the world’s important productive forces.

Health Care Business Focus

Management believes that the global IoT in healthcare market is growing at a significant growth rate, due to increasing demand for advanced healthcare information system, and growing prevalence of chronic and lifestyle associated diseases.

The IoT applications in healthcare, such as telemedicine, medication management, clinical operations and workflow management, inpatient monitoring, helps in compiling services related to diagnosis, treatment, care, and rehabilitation. They improve communication between patients and healthcare providers, in order to reduce medication errors, and provide better coordinated care.

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Blockchain technology supports IoT which is an extension and more advanced stage of internet. Blockchain’s point-to-point communication platform problem, gives a subtle solution. Blockchain technology creates a shared, distributed, digital book between network nodes to record transactions, rather than storing them on a central server. Thus eliminating need for central verification. It provides a way to create a consensus network without having to trust a single node, and data store does not need to be stored in a central server, but by sharing it to all nodes in network. Blockchain technology can also help solve medical field of data privacy and other issues, such as custody of electronic medical records, safe storage of genetic data, drug security and so on.

The Market Opportunity

The Company is in the early stages of blockchain technology, which can store decentralized and distributed software ledger with complete transaction history. Blockchain technology has a wide range of potential applications, in addition to financial, real estate, and back office systems. Blockchain can be utlized as a distributed ledger agreement that allows projects or transactions to be transparently registered and can be used in a variety of industries to offer a wide range of services including banking, stock trading, real estate and even global diamond sales.

Blockchain technology can play a role in many fields. Blockcchain transactions are theoretically real-time. The block-based distributed accounting technology, combined with its artificial intelligence and internet of things technologies, makes it possible for countless of smart technologies to connect to internet for greater security, allowing technicians to return to the point at which the problem occurred. One of potential applications of this technology is the creation of registers based on blockchain of IoT devices, and the use of artificial intelligence programs to perform automated intelligent diagnostics and more advanced functions, which can ultimately lead engineers and technicians to virtualize clock backwards. At the same time, blockchain technology can reduce audit costs; reduce distrust of central node, so that flow of financial assets is more transparent and convenient. In fact, current blockchain technology is indeed application of digital electronic payments to “block chain +” transition extension from financial sector gradually to IoT and other non-financial areas which will trigger more and greater industrial restructuring and revolution.

The internet of things is based on computer science, including network, electronics, radio frequency, induction, wireless, artificial intelligence, bar code, cloud computing, automation, embedded technology as an integrated technology. Internet of things is called the third wave of the world information industry revolution, after computer revolution, and the second internet revolution. Management believes that within 10 years, internet of things will be widely used in intelligent medicine, intelligent transportation, environmental protection, government work, public safety, safety home, intelligent home appliance, industrial monitoring, elderly care, personal health, intelligent building, green agriculture and breeding, surveillance, imaging, computers, mobile phones and other fields.

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Blockchain technology is a good solution for: infrastructure investment, high maintenance costs and data security issues. Blockchain technology supports IoT which is an extension and more advanced stage of internet. Blockchain technology research and application will make IoT networking more efficient. Blockchain technology creates a shared, distributed, digital book between network nodes to record transactions, rather than storing them on a central server. This eliminates the need for central verification. It provides a way to create a consensus network without having to trust a single node, and data store does not need to be stored in a central server, but by sharing it to all nodes in network. Blockchain technology can also solve medical field of data privacy and other issues, such as custody of electronic medical records, safe storage of genetic data, and drug security.

Our Strategy

Our growth strategy is substantially dependent upon our ability to market our product successfully to prospective clients in the target markets, which shall initially be China, Europe and the United States. This requires that we heavily rely upon our development and marketing partners in the target markets. Failure to select the right development and marketing partners in the target markets and other target markets will significantly delay or prohibit our ability to develop the products and services, market the products and gain market acceptance. Our products and services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

It is our management’s strategy is to make UBI the premier online investment and communication platform in key markets in China, and later on we may expand into Europe and North America. There are no assurances that management will be able to successfully execute this strategy. In an effort to achieve this goal, we intend to do the following:

● Introducing innovative products

We plan to develop commercially applicable blockchain based payment and other functions, such as product tracking. We aim at satisfaction of user experience, covering the consumption after sales.

● Create brand awareness and drive sales of our products and services in key markets

We intend to target our marketing efforts to create global awareness of our brand and drive sales of our products and services in the key markets of China.

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● Employ professional investment professionals, academics, university professors and communication professionals

We plan to employ investment professionals, academics, university professors and communication professionals from around the world to develop technologies applications to human beings.

● Coordinate with strategic partners in each of the target markets for marketing and distribution

We believe that international markets represent a significant growth opportunity for us and we intend to expand sales of our products and services globally through selected retailers and strategic partnerships. We plan to work with key partners in the target markets to provide marketing and distribution expertise and assistance. Although it may be challenging to gain market acceptance in these markets, we believe the assistance of such experts will expedite the process.

Competitive Strengths

We believe that the following strengths position us to build our business model:

A. Building a Creative Commercial Platform through Independent Design and Development

We plan to make an integrated platform that incorporates the blockchain technology, internet of things, and a stock market. This platform when built, will support blockchain based payment, the convenience of internet of things, with the speed, safety, and convenience not yet experienced. We plan to establish a brand name of “Global UBI” for our products.

B. Management Believes We Have Good Relations in China’s Healthcare Industry

In China, we believe that our management has good relations in the field of integrated health industry for scientific research and development, raw material production base and other industrial chains. Our management is also familiar with the international pharmaceutical market and the food market. We believe that technology is the top productive force. The effective combination of blockchain technology and Internet of Things technology which exclude all possible human factors, its centralization, transparency and chain cannot be tampered with, traceability, etc. can solve the drug and food safety issues.

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Target Market

At present, fake drugs are common in China, as there exists little regulation of production, and no guaranteed efficacy of traditional Chinese medicine. There has been an excessive use of antibiotics, poison capsules incidents, vaccine cases ginkgo leaf, licorice tablets and other major drug cases, seriously affecting people’s physical and mental health. Therefore, food and drug safety is related to the vital interests of millions of people in China.

Sources of Income and Pricing

We plan to use application of information technology (IT), blockchain technology and IoT technology that permeate virtually all aspects of corporate and social activity, effective combination of food and drugs safety and management of labor relations. The products and services enabled by it have had a major impact to the healthcare industry. As we look to the future, emerging technologies raise new trend in security, law enforcement, privacy, safety in food and drug of healthcare industry.

Sales and Marketing

The Company plans to place an emphasis on social media for the marketing and advancement of blockchian, internet of things, and technological innovation platform as well as the traditional health application, food and drug production process chain for more transparent transactions. The Company plans to implement original sources of procurement advantages, and preferred overseas products. For the domestic high-end consumers, we provide more efficient, convenient and affordable imports of quality goods.

Management believes Chinese consumers are more likely to consider buying a product if they see it mentioned on a social-media site and more likely to purchase a product or service if a friend or acquaintance recommends it on a social-media site.

Chinese consumers rely heavily upon peer-to-peer recommendations over general mass advertising. In general, the Chinese populace is skeptical of information from news sources and advertising and rely more on word-of-mouth from friends, family, and key opinion leaders, many of whom share information on social media.

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While messaging and sharing photos is as popular in China as in other regions, one aspect of usage in the country stands out: social media has a greater influence on purchasing decisions for consumers in China than for those anywhere else in the world. Due to the widespread use of social media in China, the Company will focus its marketing efforts on this medium. The Company will be present with its own social media site on the largest Chinese social media platforms. Sale of products and services will take place on the portal. With regards to North America and European Market, we anticipate employing a similar strategy. Our most important profit and revenue will come from our development of drugs, food safety software, and system platform technology to promote sales and transfer technology. These software technologies and platform technologies will be widely used in health industry businesses and regulatory agencies.

Manufacturing

The Company does not at this time engage in any manufacturing but may engage in manufacturing of products to be sold on the Company’s website in the future.

Government Regulation

We are or may become subject to a variety of laws and regulations in the State of Delaware, where we are incorporated, the United States and the People’s Republic of China (“PRC”) that involve matters central to our business, including laws and regulations regarding privacy, data protection, data security, data retention, consumer protection, advertising, electronic commerce, intellectual property, manufacturing, anti-bribery and anti-corruption, and economic or other trade prohibitions or sanctions. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws.

In particular, there are numerous U.S. federal, state, and local laws and regulations and foreign laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data, the scope of which is changing, subject to differing interpretations, and may be inconsistent among different jurisdictions. We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy, data security, and data protection. However, given that the scope, interpretation, and application of these laws and regulations are often uncertain and may be conflicting, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure to comply with our privacy or security policies or privacy-related legal obligations by us or third-party service-providers or the failure or perceived failure by third-party apps, with which our users choose to share their data, to comply with their privacy policies or privacy-related legal obligations as they relate to the data shared with them, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation, or negative publicity, and could have an adverse effect on our brand and operating results.

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We plan to develop solutions to ensure that data transfers from the E.U. provide adequate protections to comply with the E.U. Data Protection Directive. If we fail to develop such alternative data transfer solutions, one or more national data protection authorities in the European Union could bring enforcement actions seeking to prohibit or suspend our data transfers to the U.S. and we could also face additional legal liability, fines, negative publicity, and resulting loss of business.

Governments are continuing to focus on privacy and data security and it is possible that new privacy or data security laws will be passed or existing laws will be amended in a way that is material to our business. Any significant change to applicable laws, regulations, or industry practices regarding our users’ data could require us to modify our services and features, possibly in a material manner, and may limit our ability to develop new products, services, and features. Although we have made efforts to design our policies, procedures, and systems to comply with the current requirements of applicable state, federal, and foreign laws, changes to applicable laws and regulations in this area could subject us to additional regulation and oversight, any of which could significantly increase our operating costs.

The labeling, distribution, importation, marketing, and sale of our products are subject to extensive regulation by various U.S. state and federal and foreign agencies, including the CPSC, Federal Trade Commission, Food and Drug Administration, or FDA, Federal Communications Commission, and state attorneys general, as well as by various other federal, state, provincial, local, and international regulatory authorities in the countries in which our products and services are distributed or sold. If we fail to comply with any of these regulations, we could become subject to enforcement actions or the imposition of significant monetary fines, other penalties, or claims, which could harm our operating results or our ability to conduct our business.

The global nature of our business operations also create various domestic and foreign regulatory challenges and subject us to laws and regulations such as the U.S. Foreign Corrupt Practices Act, or FCPA, the U.K. Bribery Act, and similar anti-bribery and anti-corruption laws in other jurisdictions, and our products are also subject to U.S. export controls, including the U.S. Department of Commerce’s Export Administration Regulations and various economic and trade sanctions regulations established by the Treasury Department’s Office of Foreign Assets Controls. If we become liable under these laws or regulations, we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or services, which would negatively affect our business, financial condition, and operating results. In addition, the increased attention focused upon liability issues as a result of lawsuits, regulatory proceedings, and legislative proposals could harm our brand or otherwise impact the growth of our business. Any costs incurred as a result of compliance or other liabilities under these laws or regulations could harm our business and operating results.

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PRC Government Regulations

Because our business and employees are located in the PRC, our business is also regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative and criminal liability in the case of serious violations. In addition, according to the PRC Social Insurance Law, employers like our PRC subsidiaries in China must provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance, and housing funds.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

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Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a subsidiary in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Employees

We have 10 full-time employees and we engage the services 44 non-employee contractors. Within our workforce, 4 employees are engaged in product development and 6 employees are engaged in business development, finance, human resources, facilities, information technology and general management and administration. We expect the number of full time employees to rise to more than 25 by the end of December, 2017. We have no collective bargaining agreements with our employees and we have not experienced any work stoppages. We consider our relationship with our employees to be good.

Recent Event

On May 16, 2017, UBI acquired Shenzhen Nova E-commerce, Ltd., (“NOVA”) a private Shenzhen Chinese corporation. Under the terms of the Agreement UBI acquired 100% ownership of Nova in exchange for 25,000,000 unregistered restricted Class C common shares by UBI. On August 28, 2017, the transaction was approved by the Regulation Committee of Chinese government.

The 130 owners of NOVA will now receive Class C common shares, based on their pro-rata ownership of NOVA, since the transferred ownership of NOVA has been completed. Following the acquisition and the licensee name change to UBI, NOVA will be a 100% owned subsidiary of the Company.

About Shenzhen Nova E-commerce, Ltd

Shenzhen Nova E-commerce Ltd. (“NOVA”) was incorporated on May 26, 2016 and currently operates an online store in China selling a wide range of products including maternal and infant products, cosmetics, wine, household goods, digital and luxury products. Nova’s website became operational in April, 2017.

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NOVA is registered in Qianhai Free Trade Zone, China. Its business operation is an e-commerce platform offering online retail service, via OYA Mall. From its inception on May 26, 2016 through April, 2017, NOVA has been building its website and infrastructure. Nova has commenced its operation in April 2017.

NOVA’s Chinese language website is: www.oyamall.com. The website is operational, where customers can buy products, including food, non-prescription medicine, skin care products etc. offered on the website. For the purpose of this Current Report and Form 10 Information, the website is not part of this Current Report, but referenced for informational purposes.

DESCRIPTION OF PROPERTY

The Company owns no real property. Our administrative offices are located at: SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd., Hong Kong, People’s Republic of China., telephone: (212) 372-8836. The Company has been using this Hong Kong office space provided by UBI Blockchain Internet, LTD. (a Hong Kong Company) at no cost to the Company. UBI Hong Kong owns 30,000,000 shares of the Company’s Class A common stock, 6,000,000 shares of the Company’s Class B common stock; and 40,000,000 shares of the Company’s C common stock. UBI Hong Kong will not seek reimbursement for providing this administrative space.

Employees

We have 11 full-time employees. Within our workforce, 4 employees are engaged in product development and 7 employees are engaged in business development, finance, human resources, facilities, information technology and general management and administration. We expect the number of employees to rise to more than 25 by the end of December, 2017. We have no collective bargaining agreements with our employees and we have not experienced any work stoppages. We consider our relationship with our employees to be good.

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Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

WE HAVE LIMITED HISTORICAL FINANCIAL INFORMATION UPON WHICH YOU MAY EVALUATE OUR PERFORMANCE.

We have a limited operating history and we are subject to all risks inherent in a developing business enterprise. The Company has no revenues and has yet to develop any products for sale.

Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of blockchain technology with a focus on the Internet of things covering areas of food, drugs and healthcare and the competitive environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of research. We may not be able to successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point that the investors may lose their entire investment. Even if we accomplish these objectives, we may not be able to generate positive cash flows or profits that we anticipate in the future.

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Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our financial statements included with this Current for the year ended August 31, 2016, and the nine months ended May 31, 2017, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended August 31, 2016. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since our auditors have raised a substantial doubt about our ability to continue as a going concern, this typically results in greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business. We plan to seek additional funds through private placements of our common stock. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. If we are not able to achieve sufficient revenues or find financing to cover our expenses, then we likely will be forced to cease operations and investors will likely lose their entire investment.

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WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE TO US.

We have prepared audited financial statements for the fiscal year ended August 31, 2016. For the period from inception (August 26, 2010) through the year end for August 31, 2016, we experienced an accumulated deficit of $4,554,259. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation. If we run out of cash reserves, we would be forced to cease operations.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

BASED ON OUR BURN RATE, IF we are unable to obtain additional funding our business will fail and our shares may be worthless.

We have limited financial resources. As of May 31, 2017, we had no cash available, $3,000 in prepaid expenses and office equipment valued at $6,045 and a current portion of prepaid stock-based salaries and consulting fees of $1,658,333 and Non-current portion of prepaid stock-based salaries and consulting fees of $740,000 for total assets of $2,407,378. Our current burn rate is approximately $220,000 per month. Based on our current burn rate, we will run out of funds immediately without additional capital. If we fail to raise sufficient funds to keep our business operational, investors may lose their entire cash investment. There is no assurance that we can raise funding or that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations.

THE NATURE OF OUR OPERATIONS ARE HIGHLY SPECULATIVE.

The success of our plan of operation will depend to a great extent on the operations, financial condition and management. Our business concept revolves around “developing IoT, e-blockchain, and other technologies.” Our business model is not yet established in the industry and we will have to convince our customers to use our products and services.

Management believes that we will be successful in marketing our services, but there can be no assurance that we will be able to attract sufficient consumers to achieve profitability or even generate anything but minimal revenues. If our services are not accepted by consumers, we will fail.

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COMPANY RISK FACTORS

Article IX of our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other stockholders.

Article IX of our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state or federal court located in the State of Delaware) shall be the exclusive forum for: (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee, agent or stockholder of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the corporation’s Certificate of Incorporation or Bylaws, (4) any action to interpret, apply, enforce or determine the validity of the corporation’s Certificate of Incorporation or Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other stockholders, which may discourage such lawsuits against us and our directors, officers and other stockholders. Alternatively, if a court were to find this provision in our Articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

BECAUSE OUR OPERATIONS ARE CONCENTRATED IN CHINA OUR STOCKHOLDERS WOULD FACE DIFFICULTY IN ENFORCING THEIR LEGAL RIGHTS UNDER UNITED STATES SECURITIES LAWS.

Our operations are concentrated in China and our stockholders would face difficulty in enforcing their legal rights under United States securities laws in light of our management’s location outside of the United States. Legal protections and remedies available to the company for certain harmful action taken against it will be pursued within the People’s Republic of China legal system, which differs from the U.S. legal system in significant ways. Because the company conducts operations outside of the U.S. it is difficult to pursue legal matters is subject to limitations imposed by other jurisdictions. It is limited ability for U.S. regulators’ to conduct investigations and inspections within China. There may be restrictions on the transfer of cash into and out of China, as well as on the exchange of currency, which may constrain the company’s liquidity and impede its ability to use cash in its operations.

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U.S. investors may experience difficulties in attempting to effect a service of process and enforce judgments based upon U.S. Federal Securities Laws against our company and its non U.S. resident officers and directors.

We are a Delaware corporation and, as such, we are subject to the jurisdiction of the State of Delaware and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. However, since Mr. Tony Liu, our CEO, Chan Cheung, our CFO and two of our three directors reside outside the United States substantially all or a portion of the assets are located outside the United States. As a result, it may not be possible for investors to:

●	Effect service of process within the United States against our non-U.S. resident officers or directors;

●	Enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;

●	Enforce in foreign courts U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and

●	Bring an original action in foreign courts to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

WE MAY NOT BE ABLE TO COMPETE WITH OTHER COMPANIES, SOME OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE.

We do not have the resources to compete with larger providers of these similar services at this time. With the limited, if not minimal, resources the Company has available, the Company may experience great difficulties in building a customer base. Competition from existing and future competitors could result in the Company’s inability to secure any new customers. This competition from other entities with greater resources and reputations may result in the Company’s failure to maintain or expand its business as the Company may never be able to successfully execute its business plan. Further, we cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force the Company to cease operations.

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We may be unable to gain any significant market acceptance for our products and services or establish a significant market presence.

Our growth strategy is substantially dependent upon our ability to market our product successfully to prospective clients in the target markets, which shall initially be China, Europe and the United States. This requires that we heavily rely upon our development and marketing partners in the target markets. Failure to select the right development and marketing partners in the target markets and other target markets will significantly delay or prohibit our ability to develop the products and services, market the products and gain market acceptance. Our products and services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

If potential users within the target markets do not widely adopt online or UBI fails to achieve and sustain sufficient market acceptance, we will not generate sufficient revenue and our growth prospects, financial condition and results of operations could be harmed.

UBI may never gain significant acceptance in the marketplace and, therefore, may never generate substantial revenue or allow us to achieve or maintain profitability. Widespread adoption of virtual and online training portals in the target markets depends on many factors, including acceptance by users that such systems and methods or other options. Our ability to achieve commercial market acceptance for UBI or any other future products also depends on the strength of our sales, marketing and distribution organizations.

We may not be able to attract qualified professionals, academics, university professors and communication professionals from around the world, which will decrease the value of technological innovation platform offering and may make it difficult to differentiate UBI from other online services providers.

Our strategy includes developing relationships with professionals, academics, university professors and communication professionals from around the world. If we are unable to establish relationships with these professionals, academics, university professors and communication professionals that UBI’s technological innovation platform is not effective or that alternative products are more effective, or if we encounter difficulty promoting adoption or establishing UBI as a standard, our ability to achieve market acceptance of UBI could be significantly limited.

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We may not be able to develop new products or enhance the capabilities of UBI to keep pace with our industry’s rapidly changing technology and customer requirements.

The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. Our business prospects depend on our ability to develop new products and applications for our technology in new markets that develop as a result of technological and scientific advances, while improving the performance and cost-effectiveness. New technologies, techniques or products could emerge that might offer better combinations of price and performance than UBI systems. The market for online or virtual healthcare market is characterized by rapid innovation and advancement in technology. It is important that we anticipate changes in technology and market demand. If we do not successfully innovate and introduce new technology into our anticipated product lines or effectively manage the transitions of our technology to new product offerings, our business, financial condition and results of operations could be harmed.

Cyber security risks could adversely affect our business and disrupt our operations.

The threats to network and data security are increasingly diverse and sophisticated. Despite our efforts and processes to prevent breaches, our devices, as well as our servers, computer systems, and those of third parties that we use in our operations are vulnerable to cyber security risks, including cyber attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our servers and computer systems or those of third parties that we use in our operations, which could lead to interruptions, delays, loss of critical data, and loss of consumer confidence.

In addition, we may be the target of email scams that attempt to acquire sensitive information or company assets. Despite our efforts to create security barriers to such threats, we may not be able to entirely mitigate these risks. Any cyber attack that attempts to obtain our data and assets, disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could adversely affect our business, operating results, and financial condition, be expensive to remedy, and damage our reputation.

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Our financial performance is subject to risks associated with changes in the value of the U.S. dollar versus local currencies.

Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses worldwide. Weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings, and generally leads us to raise international pricing, potentially reducing demand for our products. In some circumstances, for competitive or other reasons, we may decide not to raise local prices to fully offset the strengthening of the U.S. dollar, or at all, which would adversely affect the U.S. dollar value of our foreign currency denominated sales and earnings. Conversely, a strengthening of foreign currencies relative to the U.S. dollar, while generally beneficial to our foreign currency-denominated sales and earnings, could cause us to reduce international pricing, incur losses on our foreign currency derivative instruments, and incur increased operating expenses thereby limiting any benefit. Additionally, strengthening of foreign currencies may also increase our cost of product components denominated in those currencies, thus adversely affecting gross margins.

We do not use derivative instruments, such as foreign currency forward and option contracts, to hedge certain exposures to fluctuations in foreign currency exchange rates.

We may acquire other businesses, form joint ventures or make investments in other companies or technologies that could negatively affect our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

We may pursue acquisitions of businesses and assets. We also may pursue strategic alliances and joint ventures that leverage our proprietary technology and industry experience to expand our offerings or distribution. We have no experience with acquiring other companies and limited experience with forming strategic partnerships. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities.

Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company also may disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could harm our financial condition and results of operations. We may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture.

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Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

To finance any acquisitions or joint ventures, we may choose to issue shares of common stock as consideration, which could dilute the ownership of our stockholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our Common Stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our stock as consideration.

THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement our business plan, management recognizes that additional staff will be required. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms. We do not plan to hire any additional employees until our cash flows can justify the expense.

Risks Related to Being a Public Company

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND AS A RESULT, INVESTORS MAY BE MISLED AND LOSE CONFIDENCE IN OUR FINANCIAL REPORTING AND DISCLOSURES, AND THE PRICE OF OUR COMMON STOCK MAY BE NEGATIVELY AFFECTED.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A “significant deficiency” means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company’s financial reporting. A “material weakness” is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As of August 31, 2016, management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

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In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY.

We will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Although we have not operated the business of UBI Blockchain as a public company, since JA Energy, the company’s predecessor, has been a public company since 2010expect to incur approximately $25,000 of incremental operating expenses in 2017. We project that the total incremental operating expenses of being a public company will be approximately $30,000 for 2018. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates. Unless we can generate sufficient revenues and profits, we may not be able to absorb the costs of being a public company.

As a result of operating as a public company, our management will be required to devote substantial time to new compliance initiatives.

We have never operated as a public company. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Act of 2010, and rules subsequently implemented and yet to be implemented by the U. S. Securities and Exchange Commission have imposed and will impose various new requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

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In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management, as required by Section 404 of the Sarbanes-Oxley Act. Compliance will require us to increase our general and administrative expense in order to pay added compliance personnel, outside legal counsel and consultants to assist us in, among other things, external reporting, instituting and monitoring a more comprehensive compliance function and board governance function, establishing and maintaining internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and preparing and distributing periodic public reports in compliance with our obligations under the U.S. federal securities laws. We currently do not have an internal audit group, and we will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock could decline.

Risks Related to Administrative, Organizational and Commercial Operations and Growth

The loss of our Chief Executive Officer or our inability to attract and retain highly skilled developers and other personnel could negatively impact our business.

Our success depends on the skills, experience and performance of Tony, Liu, our Chief Executive Officer, and other key employees. The individual and collective efforts of these employees will be important as we continue to develop and as we expand our commercial activities. The loss or incapacity of existing members of our executive management team could negatively impact our operations if we experience difficulties in hiring qualified successors. We do not have any employment agreements in place for our executive officers; the existence of an employment agreement does not guarantee the retention of the executive officer for any period of time.

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Our use of “open source” software could negatively affect our ability to sell our products and subject us to possible litigation.

A portion of the technologies we use incorporates “open source” software, and we may incorporate open source software in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses. These licenses may subject us to certain unfavorable conditions, including requirements that we offer our products and services that incorporate the open source software for no cost, that we make publicly available source code for modifications or derivative works we create based upon, incorporating, or using the open source software, or that we license such modifications or derivative works under the terms of the particular open source license. Additionally, if a third-party software provider has incorporated open source software into software that we license from such provider, we could be required to disclose or provide at no cost any of our source code that incorporates or is a modification of such licensed software. If an author or other third party that distributes open source software that we use or license were to allege that we had not complied with the conditions of the applicable license, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages and enjoined from the sale of our products and services that contained the open source software. Any of the foregoing could disrupt the distribution and sale of our products and services and harm our business.

Risks Related to Intellectual Property

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We plan to rely upon patents, trademarks, copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. Significant elements of our products and services are based on unpatented trade secrets and know-how that are not publicly disclosed. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

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We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our products.

Our commercial success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties. For example, there could be issued patents of which we are not aware that our products infringe. There also could be patents that we believe we do not infringe, but that we may ultimately be found to infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our product infringes.

Our software is built upon open-sourced code and platforms. Nevertheless, there is a risk a third party may assert that we are employing their proprietary technology without authorization. If a court held that any third-party patents are valid, enforceable and cover our products or their use, the holders of any of these patents may be able to block our ability to commercialize our products unless we obtained a license under the applicable patents, or until the patents expire. We may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost or on reasonable terms. Any inability to secure licenses or alternative technology could result in delays in the introduction of our products or lead to prohibition of the manufacture or sale of products by us.

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Risks Related to Ownership of Our Common Stock

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include, but are not limited to:

●    actual or anticipated fluctuations in our financial condition and operating results;

●    actual or anticipated changes in our growth rate relative to our competitors;

●    commercial success and market acceptance of UBI;

●    success of our competitors in discovering, developing or commercializing products;

●    strategic transactions undertaken by us;

●    additions or departures of key personnel;

●    prevailing economic conditions;

●    disputes concerning our intellectual property or other proprietary rights;

●    sales of our Common Stock by our officers, directors or significant stockholders;

●    future sales or issuances of equity or debt securities by us;

●    business disruptions caused by earthquakes, tornadoes or other natural disasters; and

●    issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

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UBI Blockchain Internet LTD, a hong Kong Company controls 99.2% OF THE TOTAL VOTING POWER OF OUR CAPITAL that will allow them to control the Company.

As of May 31, 2017, UBI Blockchain Internet LTD., a Hong Kong Company, beneficially owned by Tony Liu, our CEO, controls approximately 99.2% of the total voting power of our outstanding capital stock. As a result, UBI Blockchain Internet LTD. will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of its ownership UBI Blockchain Internet LTD, the Hong Kong company has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by UBI Blockchain Internet LTD, the Hong Kong company could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease. UBI Blockchain Internet LTD, the Hong Kong company’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price

Our Common Stock is or may become subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

FUTURE SALES OF SHARES BY EXISTING CONTROLLING STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE, FURTHER, CERTAIN SHARES OF OUR COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE.

If our existing controlling stockholder sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of May 31, 2017, we have 30,717,046 Class A Common Shares issued and outstanding. There are 30,000,000 shares of Class A Common Stock, owned by our CEO. If in the future, he decides to sell his shares or if it is perceived that they will be sold, to the extent permitted by the Rules 144 and 701 under the Securities Act, the trading price of our common stock could decline.

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We have authorized and unissued shares OF Series A, B and C COMMON stock that may be issued in the future, which would dilute your ownership in the Company.

Our authorized capital stock currently consists of 2,000,000,000 shares of common stock, $0.001 par value per share. The Company’s shares structure currently consists of 1,000,000,000 shares of Class A common stock, 500,000,000 shares of Class B common stock, and 500,000,000 shares of Class C common stock. As of May 31, 2017 there are approximately 30,717,046 shares of our Class A Common Stock issued and outstanding; 6,000,000 shares of our Class B Common Stock issued and outstanding; and 73,400,000 shares of our Class B Common Stock issued and outstanding. The Board of Directors has a great deal of discretion, in the future, to issue more shares in each Series, without shareholder approval. The issuance of more shares of any Series would dilute your ownership in the Company, which would mean your percent of ownership in the Company would decrease.

HOLDERS OF OUR COMMON STOCK HAVE A RISK OF POTENTIAL DILUTION IF WE ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

THE PRICE OF OUR CLASS C COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

The offering price has been arbitrarily determined by our management and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. This is especially the case if an investment in our company results in a stock price as determined by the market less than our initial offering. In that case, shares in our company could be purchased in the open market below our initial offering price. This would result in a loss of money for any investors in this offering.

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WE MAY HAVE DIFFICULTY IN MEETING THE QUALIFICATIONS FOR THE QUOTATION OF OUR CLASS C COMMON STOCK ON THE OTC-BULLETIN BOARD.

We plan to identify a market maker to list our Class C common stock on the OTC-Bulletin Board after the share are registered. Based on the small size of our Company and our minimal operations, we may have difficulty in meeting the qualifications for trading our Class C common stock on the OTC-Bulletin Board and in finding a market maker willing to list quotations for our shares or sponsor our Company for listing. There are no assurances that our Company’s Class C common stock will ever be quoted on the OTC-Bulletin Board.

LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in “Penny Stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If and when the Company’s securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company’s stock may become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

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Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

Submission of Matters to a Vote of Security Holders

We did not submit any matters to a vote of our security holders during the past fiscal year.

(a) Market Information

UBI Blockchain Internet, LTD, $0.001 par value, can be found on the OTC-Bulletin Board under the symbol: UBIA. The Stock was first cleared for quotation on September 22, 2011.

There has been limited trading of the Company’s stock, since it was listed on the OTC-QB, there are no assurances that a market will ever develop for the Company’s stock.

The following table sets forth the range of high and low trading price information for the common stock during the quarterly periods indicated (as retroactively adjusted for the January 20, 2016 1 for 200 reverse stock split).

Year ended August 31, 2016	High	Low
First Quarter	$20.00	$10.02
Second Quarter	$10.02	$10.02
Third Quarter	$1.01	$0.56
Fourth Quarter	$0.53	$0.53

Year ended August 31, 2015	High	Low
First Quarter	$10.00	$10.00
Second Quarter	$100.00	$10.00
Third Quarter	$100.00	$10.00
Fourth Quarter	$10.00	$10.00

(b) Holders of Common Stock

As of May 31, 2017, there were approximately one hundred fifty (150) holders of record of our Common Stock.

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(c) Dividends

In the future we intend to follow a policy of retaining earnings, if any, to finance the growth of the business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of future dividends on the Common Stock will be the sole discretion of board of directors and will depend on our profitability and financial condition, capital requirements, statutory and contractual restrictions, future prospects and other factors deemed relevant.

(d) Securities Authorized for Issuance under Equity Compensation Plans

There are no outstanding grants or rights or any equity plan in place.

(e) Recent Sales of Unregistered Securities

On October 3, 2016 the Company issued 30,000,000 shares of unregistered restricted Class A Common Stock, 6,000,000 shares of unregistered restricted Class B Voting Common Stock, which carries a voting weight equal to ten (10) Common Shares and 40,000,000 shares of unregistered restricted Class C Common Stock to UBI Blockchain Internet, LTD (“UBI”), a Hong Kong company, in exchange for $200,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued under Regulation S to one (1) foreign entity who attested it is an accredited investor who is not a citizen nor a resident of the USA.

On May 1, 2017, the Company issued 500,000 unregistered restricted Class A common shares, par value $0.001, of UBI Blockchain Internet, Ltd., to a independent consultant. This shareholder received Class A common shares based on consulting services to be performed for the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The issuance of these shares by us did not involve a public offering.

The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. The Consultant was afforded access to our management in connection with this transaction. The Consultant acquired these securities for service compensation and not with a view toward distribution, acknowledging such intent to us. The Consultant understood the ramifications of their actions. The shares of Class A common stock issued contained a legend restricting transferability absent registration or applicable exemption.

(f) Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the years ended August 31, 2016 or August 31, 2015.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview of Current Operations

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

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Results of Operations for the year ended August 31, 2016 versus the year ended August 31, 2015 and for the Quarter ending May 31, 2017.

Expenses

During the fiscal year ended August 31, 2016, the Company had total operating expenses of $13,079, as compared to total operating expenses of $32,948 for the same period in 2015, a decrease of $19,869 or 60.3%. The decrease in expenses represented decreases in general and administrative expenses from the same period last year. For the nine months ended May 31, 2017, the Company had total operating expenses of $1,170,660 as compared to $35,854 in 2016. The 2017 operating expenses consisted of salaries of $370,270, consulting fees of $665,834, legal and professional fees of $93,168 and other general and administrative expenses of $41,388.

Net loss

For the three months ended May 31, 2017, the Company had a net loss of $(668,669) or $(0.01) per share of Class A and Class C common stock and compared to a loss of $(10,573) or $(0.05) per share of Class A and Class C common stock for the same period last year.

For the nine months ended May 31, 2017, the Company had a net loss of $(1,123,085) or $(0.03) per share of Class A and Class C common stock and compared to a loss of $(35,854) or $(0.17) per share of Class A and Class C common stock for the same period last year.

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Plan of Operation

Management does not believe that the Company will be able to generate any significant profit during the coming year. The Company’s need for capital may change dramatically if it can generate additional revenues from its operations. There are no assurances additional capital will be available to the Company on acceptable terms.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company’s business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

Going Concern

As of May 31, 2017, the Company has an accumulated deficit since inception of $5,677,344. The Company has not generated any meaningful revenues to date, and its ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

Liquidity and Capital Resources

As of May 31, 2016, the Company had $1,661,333 in current assets but had current liabilities of $353,300.

The Company has limited financial resources available, which has had an adverse impact on the Company’s liquidity, activities and operations. These limitations have adversely affected the Company’s ability to obtain certain projects and pursue additional business. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to the Company, or at all.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

New Accounting Standards

Management has evaluated recently issued accounting pronouncements through August 31, 2016 and concluded that they will not have a material effect on future financial statements.

Quantitative and Qualitative Disclosures about Market Risk.

Not applicable.

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Director, Executive Officer and Corporate Governance.

The following table sets forth certain information regarding our current director and executive officer. Our executive officers serve one-year terms. Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current director and executive officer.

Name	Age	Position & Offices Held

Tony Liu	63	Chairman of the Board and CEO
Chan Cheung	60	CFO, Corporate Secretary
Jun Min	57	Director
Cosimo J. Patti	66	Director

All of the above Directors and Officers were appointed to their positions on January 3, 2017.

Set forth below is a brief description of the background and business experience of our officers and directors.

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Tony Liu, Chairman of the Board and CEO.

Mr. Tony Liu brings almost 50 years of management, extensive leadership, strategy, risk management and marketing experience to to UBI. Mr. Liu served as a representative to the National People’s Congress in China, with his practical work experience in the Chinese community for many years, He has been Chairman of Hong Kong Silver Union Group Co., Ltd., since May, 2009. From 2001 - 2014 he was Chairman and Chief Executive Officer of American Oriental Bioengineering, Inc., a pharmaceutical company that produced and marketed prescription pharmaceutical products, over-the-counter pharmaceutical products and nutraceutical products, He is also a limited partner of Shenzhen Zhu Mao Investment Enterprise since July, 2015.

Mr. Liu graduated with a major in Communications & Commands from Wuhan Communication College in 1986 and studied Integrated Marketing and Media at the University of Hong Kong in 2004. Mr. Liu studied in the Program of Sustainable Growth of Large Corporations sponsored by the School of Engineering and the School of Business at Stanford University. Mr. Liu passed the dissertation for his Doctor of Business Administration degree in September 2010 at Tarlac State University through a program jointly run by Beijing Normal University and Tarlac State University. This program is accredited by The Philippines Department of Education and China Department of Education.

Chan Cheung, Chief Financial Officer and Corporate Secretary

Mr. Chan Cheung is Certified Public Accountant who brings to the management team over 30 years of financial and accounting experience in banking, finance, and management, before joining the Company. Prior to joining the Company, Mr. Chan was CFO, Chief Compliance Officer, and corporate secretary of Neo-Neon Holdings Ltd. (1868.HK). He obtained a BS degree from Chinese University of Hong Kong in 1983, he is member of the Hong Kong Institute of Certified Public Accountants and Association of Chartered Certified Accountants.

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Jun Min, Director

Jun Min brings to the Company over 30 years of business experience in operations management, along with a vast amount of leadership, consumer industry, marketing experience and knowledge of the consumer and pharmaceutical products industries in China. Mr. Min worked at the Price Checking Department Bureau of Heilongjiang Province from 1987 to 1992. Subsequently, he worked for Three- Happiness Bioengineering, Co. Ltd. from 1994. In November 2008, Mr. Min joined the board of directors of China Aoxing Pharmaceuticals Co., Inc. (OTCBB:CAXG), a specialty pharmaceutical company specializing in research, development, manufacturing and distribution of a variety of pain killers and pain-management products. Mr. Jun Min has worked in the position of manager at Sanleyuan Group, in Hong Kong since 1993. From 2002 to 2014, he was Director and Vice President of American Oriental Bioengineering, Inc., a pharmaceutical company that produced and marketed prescription pharmaceutical products. Mr. Min received a BA in Business Management from Zhongyang Broadcast TV University in 1986.

Cosimo J. Patti, Director

Mr. Patti has over 50 years of business experience in managing corporate teams for both domestic and international operations, as well as compliance and sales organizations. Mr. Patti brings risk management, and financial experience in delivering products and services to consumers and businesses, he brings consumer and business insights, as well as a global perspective, to the Board. From 2004 to 2014, Mr. Patti was an independent director of American Oriental Bioengineering, Inc., a pharmaceutical company that produced and marketed prescription pharmaceutical products. Mr. Patti was the President and Chairman of Technology Integration Group, Inc. D/B/A FSI Advisors Group, a global Financial Services (Bulletin Board listed TING) consulting organization from 1999 to 2005. In May 2009, Mr. Patti was appointed to the Board of Directors of China XD Plastics Company Limited (NASDAQ:CXDC), a company engaged in the development, manufacturing, and distribution of modified plastics primarily for use in automotive applications. In June 2007, Mr. Patti joined the Board of Directors of Advanced Battery Technologies, Inc. (NASDAQ:ABAT). He was the Director of Strategic Cross-border Business with Cedel Bank from 1996 to 1999. Since 1986, Mr. Patti has served as an appointed arbitrator to the New York Stock Exchange and the National Association of Securities Dealers adjudicating cases involving client disputes and improprieties. Mr. Patti attended Brooklyn College from 1968 to 1970.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officer and director, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officer and director, we believe that as of the date of this report they were not current in his 16(a) reports.

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Board of Directors

Our board of directors currently consists of four members. Our directors serve one-year terms.

Audit Committee

The company does not presently have an Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

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Committees and Procedures

(1)	The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2)	The view of the Board of Directors is that it is appropriate for the registrant not to have such a committee because its directors participate in the consideration of director nominees and the Board and the Company are so small.

(3)	The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a)).

(4)	The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5)	The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6)	The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7)	There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8)	The nominating committee’s process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Limitation of Liability of Directors

To the fullest extent permitted by Delaware law, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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Executive Compensation

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the years ended August 31, 2016 and 2015, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2015-2016. Compensation information is shown for fiscal years 2016 and 2015.

Compensation Table

		Year				Compen-
	Principal	Ending	Salary	Bonus	Awards	sation	Total
Name	Position	Aug 31,	($)	($)	($)	($)	($)

Barry Hall	CEO/CFO/Director	2016	0	0	0	0	0
Appointed: Aug 30, 2013 Resigned: Jan. 3, 2017		2015	0	0	0	0	0

Frank Arnone	Secretary/Director	2016	0	0	0	0	0
Appointed: Apr 10, 2014 Resigned: Jan. 3, 2017		2015	0	0	0	0	0

We do not have any long-term compensation plans or stock option plans.

Stock Option Grants

We did not grant any stock options to the executive officer or director from inception through the fiscal year ended August 31, 2016, nor through the interim period ending August 29, 2017.

Outstanding Equity Awards

We did not have any outstanding equity awards as of the fiscal year ended August 31, 2016, nor through the interim period ending August 29, 2017.

Option Exercises

There were no options exercised by our named executive officers in the fiscal year ended August 31, 2016, nor through the interim period ending August 29, 2017.

Potential Payments Upon Termination or Change in Control

We have not entered into any compensatory plans or arrangements with respect to our named executive officers, which would in any way result in payments to such officers because of his/her resignation, retirement, or other termination of employment with us, or any change in control of, or a change in his/her responsibilities following a change in control.

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Director Compensation

We did not pay our directors any compensation during the fiscal years ended August 31, 2016 and August 31, 2015.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 28, 2017, for: a) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock; b) each of our directors; c) each of our named executive officers; and d) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the U. S. Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own. Applicable percentage ownership is based on 30,717,046 shares of Class A common stock and 6,000,000 shares of Class B common stock outstanding at August 28, 2017 for a total 36,717,045 common shares. With the exception of Class B shares, that can convert on a 1-for-1 basis for fully paid and nonassessable Class A Common Stock, at the option of the holder at any time upon written notice to the Company and its authorized transfer agent, we do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Security Ownership Table

Name of Beneficial Owner	Class A Common	Percent	Class B Common	Percent	Class C Common	Percent	Percent of Total Voting Power (1)
Named Executive Officers and Directors:

Tony Liu, CEO & Chairman (2)	30,000,000	97.7%	6,000,000	100%	40,000,000	54.5%	99.2%

Chan Cheung, CFO & Secretary (3)					100,000	0.1%

Jun Min, Director (4)

Cosimo J. Patti Director (5)					500,000	0.6%

All executive officers and directors as a group (4 persons)	30,000,000	97.7%	6,000,000	100%	40,600,000	83.8%	99.2%

51

(1) Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock (30,717,046 issued and outstanding) and Class B Voting stock (6,000,000 shares issued and outstanding), as a single class. The holder of our Class B Voting Stock are entitled to ten votes per share, and holders of our Class A Common Stock are entitled to one vote per share. The 6,000,000 Class B shares have voting rights equal to 60,000,000 common shares. Percentage of Total Voting Power is calculated based on an aggregate of 90,717,046 (30,717,046 Class A Common + 60,000,000 Class B Voting Common) shares issued and outstanding. There are 73,400,000 non-voting Class C shares issued and outstanding.

2) Tony Liu, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China. Tony Liu is the beneficial owner who exercises the sole voting and dispositive powers with respect to 30,000,000 Class A common shares, 6,000,000 Class B common shares, and 40,000,000 Class C common shares owned and has the ultimate voting control over the shares held in the name of UBI Blockchain Internet, LTD., a Hong Kong Company.

3) Chan Cheung, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China.

4) Jun Min, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China.

5) Cosimo J. Patti, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Change of Control

On October 3, 2016, the Company issued 30,000,000 unregistered restricted Class A Common Stock and 6,000,000 unregistered restricted Class B Voting Stock, which carries a voting weight equal to ten (10) Common Shares from its treasury to UBI Blockchain Internet, LTD, a Hong Kong Company. As a result, UBI Blockchain Internet, LTD now has the voting power of approximately 99.2% of the Company’s stock.

52

Certain Relationships and Related Transactions, and Director Independence.

Transactions with related persons, promoters and certain control persons.

The Company’s largest shareholder is UBI Blockchain Internet, LTD, a Hong Kong Company that has the voting power of approximately 99.2% of the Company’s stock. This entity is beneficially owned and controlled by Tony Liu, the new Chairman of the Board and CEO of the Company.

Director Independence

As the Company is quoted on the OTC-QB and it is not subject to any director independence requirements.

53

August, 31, 2016 and August 31, 2015 Audited Financials

UBI Blockchain Internet, Ltd.

formerly known as JA Energy

Balance Sheets

(Audited)

	August 31, 2016	August 31, 2015
ASSETS
Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$68,419	$68,275
Advances from stockholder	26,981	14,046
Bank overdraft	1,202	1,202
Note payable - related party	50,000	50,000
Total current liabilities	146,602	133,523
Total liabilities	146,602	133,523
Stockholders’ deficit
Preferred stock, $0.001 par value, 5,000,000 shares authorized 1,000,000 shares issued and outstanding as of August 31, 2016 and August 31, 2015	1,000	1,000
Common stock, $0.001 par value, 70,000,000 shares authorized, 217,046 Shares issued and outstanding as of August 31, 2016 and August 31, 2015	217	217
Additional paid-in capital	4,315,919	4,315,919
Stock subscription payable	90,521	90,521
Accumulated deficit	(4,554,259)	(4,541,180)
Total stockholders’ deficit	(146,602)	(133,523)
Total liabilities and stockholders’ deficit	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-1a

UBI Blockchain Internet, Ltd.

formerly known as JA Energy

Statements of Operations

(Audited)

	For the year	For the year
	ended	ended
	August 31, 2016	August 31, 2015
Operating expenses:
General and administrative	$13,079	$32,948
Total operating expenses	13,079	32,948

Other income (expenses):
Forgiveness of accounts payable	-	59,308
Transfer of assets and liabilities to spin-off company (Note 4)		618,870
Interest expense	-	(5,833)
Total other income (expenses)	-	672,345

Net income (loss)	$(13,079)	$639,397

Basic earnings (loss) per share	$(0.06)	$2.95
Diluted earnings (loss) per share	$(0.06)	$2.95

Weighted average number of common shares outstanding - basic	217,046	217,046

Weighted average number of common shares outstanding - diluted	217,046	217,046

The accompanying notes are an integral part of these consolidated financial statements.

F-2a

UBI Blockchain Internet, Ltd., formerly known as JA Energy

Statements of Stockholders’ Deficit

(Audited)

					Additional	Stock
	Preferred Stock		Common Stock		Paid in	Subscription	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Deficit
BALANCE, AUGUST 31, 2014	100,000	$1,000	217,046	$217	$4,315,919	$90,521	$(5,180,577)	$(772,920)

Net income	-	-	-	-	-	-	639,397	639,397
BALANCE, AUGUST 31, 2015	100,000	1,000	217,046	217	4,315,919	90,521	(4,541,180)	(133,523)

Net loss	-	-	-	-	-	-	(13,079)	(13,079)
BALANCE, AUGUST 31, 2016	100,000	$1,000	217,046	$217	$4,315,919	$90,521	$(4,554,259)	$(146,602)

The accompanying notes are an integral part of these consolidated financial statements.

F-3a

UBI Blockchain Internet, Ltd.

formerly known as JA Energy

Statements of Cash Flows

(Audited)

	For the year	For the year
	ended	ended
	August 31, 2016	August 31, 2015
OPERATING ACTIVITIES
Net income (loss)	$(13,079)	$639,397
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Write-off of intangible assets spin-off, net (note 4)	-	(613,036)
Forgiveness of accounts payable	-	(59,308)
Depreciation expense	-	599
Changes in operating assets and liabilities:
Accounts payable and accrued expense	144	18,302
Net cash used by operating activities	(12,935)	(14,046)

FINANCING ACTIVITIES
Advances from stockholder	12,935	14,046
Net cash provided by financing activities	12,935	14,046

NET CHANGE IN CASH	-	-

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	-
END OF PERIOD	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-4a

UBI Blockchain Internet, Ltd., formerly known as JA Energy

Notes to Financial Statements

Years Ended August 31, 2016 and 2015

NOTE 1 – ABOUT THE COMPANY

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation. Reshoot Production Company was incorporated October 31, 2007, and, at the time of spin off was listed on the Over-the- Counter Bulletin Board.

On September 30, 2014, the Board of Directors passed a resolution to form a new company called Peak Energy Holdings (Peak) with each shareholder in the Company receiving one share of common of Peak for each share of common stock in the Company and one share of preferred stock of Peak for each share of preferred share of the Company.

On November 9, 2014, the Company entered into an Irrevocable Asset and Liability Exchange Agreement (the “Agreement”). The Agreement dealt with the dividend spin-off JA Energy’s wholly owned subsidiary, Peak Energy Holdings. At the JA Energy annual shareholder meeting, held on September 30, 2014, the shareholders of the Company approved the transfer of all of the assets and liabilities of the Parent into a wholly owned subsidiary. The subsidiary had the same characteristics and number of authorized and issued shares as the Parent, whereby all Preferred and Common shareholders in the Parent received a pro-rata stock dividend in the subsidiary that is equal to the number of shares they owned in the Parent on a one-for-one (1:1) basis. The major shareholders of the Company entered into a separate agreement with regards to the dividend spin-off. They agreed to and put into effect the following points upon the dividend spin-off of the Peak Energy Holdings from JA Energy:

●	Mr. James Lusk (the largest debtor of UBI Blockchain Internet, Ltd., formerly known as JA Energy) transferred all assets and liabilities, as of March 31, 2014, from JA Energy to the Subsidiary to the extent legally assignable.

●	Two of the major shareholders in JA Energy transferred all ownership of their Preferred and Common stock held in the subsidiary to Mr. James Lusk.

●	Mr. James Lusk transferred all of the common stock ownership he owned and controlled in JA Energy to the major shareholders.

●	Mr. James Lusk provided a notarized signed letter addressed to the Company and auditor that he agreed to transfer all assets and liabilities, as of March 31, 2014, from the Parent to the Subsidiary to the extent legally assignable.

●	JA Energy warranted that any new liabilities incurred on the books of JA Energy after April 1, 2014 would not be transferred to the subsidiary.

●	JA Energy represented and warranted that there were no liabilities, actual or contingent, created in the subsidiary. Prior to the effective time of the transfer, the subsidiary would have no assets nor liabilities.

●	JA Energy warranted that since April 1, 2014, with the exception of the Preferred voting shares, no other shares were issued, awarded or pledged to be issued. The number of common shares issued and outstanding in JA Energy at March 31, 2014 were the same number of the shares issued at the date of transfer.

●	Upon the completion of the transfer of assets and liabilities, shares were exchanged and the subsidiary was divested from JA Energy and now operates independent as a separate entity of JA Energy with its own management;

F-5a

●	Mr. James Lusk took control of Peak Energy Holdings, independent of JA Energy.

●	All Parties indemnified and held harmless the other Parties from and against any and all losses, damages, liabilities, resulting or arising from these transactions

The Agreement did not affect any other shareholders in the Company who maintained their share ownership of JA Energy, and have pro-rata ownership in Peak Energy Holdings following the dividend spin-off.

On November 21, 2016, the Company reincorporated in Delaware under the name UBI Blockchain Internet LTD.

NOTE 2 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has an accumulated deficit since inception of $4,506,809. The Company has not generated any meaningful revenues to date, and its ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. In October 2016 (see Note 12), there was a change in control of the Company.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies are listed below.

Basis of Accounting

The basis is United States generally accepted accounting principles.

Earnings per Share.

The basic earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

F-6a

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Revenue recognition

The Company recognizes revenue from product sales once all the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured. For the periods presented, the Company had no revenues.

Year end

The Company’s fiscal year-end is August 31.

Reverse Stock Split

All references to numbers of shares of our common stock and per-share information in the accompanying financial statements have been adjusted retroactively to reflect the Company’s 1-for- 200 reverse stock split effected on January 20, 2016. The par value was not adjusted as a result of the reverse stock split.

Recent Accounting Pronouncements

The Company’s management has evaluated recently issued accounting pronouncements through August 31, 2016 and concluded that they will not have a material effect on future financial statements.

NOTE 4 – TRANSFER OF ASSETS AND LIABILITIES TO PEAK ENERGY HOLDINGS

In accordance with the Agreement described in Note 1 to these financial statements, during the year ended August 31, 2015 certain assets with a book value of $9,340, net of depreciation, and liabilities totaling $628,210 were transferred to Peak Energy Holdings. This transfer resulted in other income of $618,870. In addition to the $628,210 liabilities transferred to Peak, approximately $68,090 of additional liabilities as of March 31, 2014 not legally assignable to Peak without the consent of the respective debtors were the responsibility of Peak under the Agreement. As of August 31, 2016 and 2015, accounts payable and accrued liabilities include liabilities that are the responsibility of Peak totaling $57,451 and $57,451, respectively. The Company will contest any request for payment of any of these pre-Agreement liabilities.

NOTE 5 - STOCKHOLDERS’ DEFICIT

At August 31, 2016, the Company was authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock. On November 21, 2016 (see Note 12), the Company changed its authorized capital stock.

During the year ended August 31, 2012, the Company committed to issue a total of approximately 1,390 shares of common stock to various parties for services rendered or other consideration valued at a total of $90,521 based on the prevailing trading price of the Company’s common stock at the dates of the respective commitments. The related expenses were recorded in the year ended August 31, 2012 but the shares have never been issued.

F-7a

NOTE 6 - RELATED PARTY TRANSACTIONS

On October 15, 2014, a total amount of $617,475 owed to the former CEO was transferred to Peak Energy Holding, in accordance with the agreement described in Note 1 to these financial statements. Included in this amount were notes payable and accrued interest of $605,980, unpaid consulting fees of $9,550 and advances of $1,945.

As of August 31, 2016, the Company was obligated to Mr. Mark DeStefano (“DeStefano”) for a $50,000 note payable and $26,981 for payments made on behalf of the Company. DeStefano had voting control of the Company from June 2014 (see Note 8) to October 24, 2016 (see Note 12) through his ownership of the 1,000,000 shares of Voting Preferred Stock issued and outstanding (equivalent to 50,000,000 votes).

NOTE 7 - PROVISION FOR INCOME TAXES

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 “Income Taxes”. ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of August 31, 2016, the Company had net operating loss carry forwards of approximately $1,021,745 that may be available to reduce future years’ taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operating losses will begin to expire in 2031.

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2016 and August 31, 2015:

	August 31, 2016	August 31, 2015
Deferred tax assets:
Net operating loss carry forward	$1,021,745	$1,008,666

Total deferred taxes	$357,611	$353,033
Less: valuation allowance	(357,611)	(353,033)
Net deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of August 31, 2016 was $357,611, as compared to $353,033 as of August 31, 2015. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2016 and May 31, 2015.

F-8a

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate	35.0%
Valuation reserve	(35.0%)
Total	0.0%

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE 8 - NOTES PAYABLE – Related Party

On April 4, 2014, the Company issued a One-year Promissory Note (“the Note”) in the amount of $50,000 to Mark DeStefano (“DeStefano”) (see Note 6). The Note bore interest at 12% percent per annum with interest due each month. In the event that interest was not paid within three days from the time it was due, the Note was to be considered in default and was to be fully due and payable. Additional consideration for the Note included the Chief Executive Officer of the Company giving the note holder his voting proxy for all of the shares he held with the exception of voting on a tender offer or a sale of the Company’s assets. As of May 8, 2014, the Note was in default.

On May 5, 2014, the Company issued a second One-Year Promissory Note (“the Second Note”) in the amount of $20,000 to the same stockholder noted above. The Second Note was issued with the restriction that the funds be used specifically to pay the Company’s Patent Counsel for fees to finalize certain patent filings and was secured by all patents, and patent applications held by the Company. The Second Note was to bear interest at 12% percent per annum with interest due each month. In the event that interest was not paid within three days from the time it was due the Second Note would be considered in default and would be fully due and payable.

On June 6, 2014, the Company received notices that it was in default of the two Promissory Notes described above. Rather than default on the Notes the Company issued 1,000,000 shares of $0.001 par value Voting Preferred Stock in exchange for Notes Payable totaling $20,000 plus forgiveness of interest totaling $1,900. Additionally, the Company agreed to designate with the State of Nevada Secretary of State that each share of preferred carries the voting power of 50 common shares. Finally, the shareholder agreed to cancel the shares upon full payment of the $50,000 Note, without accrued interest and the sale of five units of the MDU.

In October 2016 (see Note 12), the $50,000 note payable was satisfied.

NOTE 9 – OTHER INCOME AND EXPENSE

As described in Note 4, during the year ended May 31, 2015 an asset with a book value of $9,340, net of depreciation, and liabilities totaling $628,210 were transferred to Peak Energy Holdings. This transfer resulted in other income of $618,870.

On October 27, 2014 the Company entered into an agreement with two former employees, one of whom was a former director of the Company, whereby all parties agreed to release and hold harmless from any liabilities that existed prior to the date of the agreement. The result of this agreement was the forgiveness by the former employees of $38,186 in compensation owed to the employees.

F-9a

NOTE 10 – REVERSE STOCK SPLIT

On January 20, 2016, the Company effected a 1-for-200 reverse stock split of its outstanding common stock, par value $0.001 per share (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each two hundred shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split were automatically combined into and became one share of common stock. No fractional shares were issued as a result of the Reverse Stock Split and any stockholder who otherwise would have been entitled to receive fractional shares and received an additional share. Also, as a result of the Reverse Stock Split, the per share exercise price of, and the number of shares of common stock underlying our warrants outstanding immediately prior to the Reverse Stock Split were automatically proportionally adjusted based on the 1-for-200 split ratio in accordance with the terms of such warrants. Share and per-share amounts of the Company’s commons stock and warrants included herein have been adjusted to give effect to the Reverse Stock Split. The Reverse Stock Split did not alter the par value of the Common Stock, $0.001 per share, or modify any voting rights or other terms of the common stock.

NOTE 11 – EXCERCISABLE WARRANTS

On March 1, 2011, the Company received $15,000 as a loan from a non-related third party. The loan was unsecured, payable on demand and non-interest bearing. Effective March 19, 2013, the debt was exchanged for warrants to purchase up to 6,000 shares of common $.001 par value stock at $200 per share after March 19, 2014 and before March 19, 2017.

NOTE 12 – SUBSEQUENT EVENTS

On September 15, 2016, the Company, with the approval of the Board of Directors agreed to issue (issued October 3, 2016) 30,000,000 shares of unregistered restricted Class A Common Stock, 6,000,000 shares of unregistered restricted Class B Voting Common Stock, which carries a voting weight equal to ten (10) Common Shares and 40,000,000 shares of unregistered restricted Class C Common Stock to UBI Blockchain Internet, LTD (“UBI”), a Hong Kong company, in exchange for $200,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued under Regulation S to one (1) foreign entity who attested it is an accredited investor who is not a citizen nor a resident of the USA.

On September 26, 2016, pursuant to NRS 78.1955, the Board of Directors approved the filing of a Certificate of Designation with the Nevada Secretary of State to designate Class A, B and C common shares, par value $0.001. Concurrently with the filing of this Certificate of Designation, all Common Stock issued and outstanding shall become Class A Common Stock. Class B Common Stock carries a voting weight equal to ten (10) Common Shares. The Class B shares can be converted into fully paid and non-assessable Common Shares, on a one-to-one basis, at the option of the holder at any time upon written notice to the Company and its authorized transfer agent. Class C Common Stock has no voting rights. Upon the conversion or other exchange of all outstanding shares of Class B Common Stock into or for shares of Class A Common Stock, all shares of Class C Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of fully paid and non-assessable shares of Class A Common Stock on the date fixed therefor by the Board of Directors that is no less than sixty-one days and no more than one hundred and eighty days following such conversion or exchange.

Pursuant to the September 15, 2016 change in control agreement, a representative of UBI paid into an attorney trust account $150,000 on September 14, 2016 and $67,500 on October 11, 2016, for a total of $217,500. The $217,500 consisted of $200,000 for the newly issued shares of Class A, Class B Voting, and Class C Common Stock and $17,500 for the payment of specific expenses.

F-10a

In September and October 2016, a total of $175,557 was paid from the attorney trust account to:

Mark DeStefano (in satisfaction of the $50,000 note payable and the $26,981 advances payable at August 31, 2016, and for the retirement of the 1,000,000 shares of Voting Preferred Stock owned by DeStefano	$112,000
Finder for Finder’s Fee	20,000
Directors of the Company for services	15,000
Entity controlled by DeStefano for services	10,000
OTC Markets Group, Inc. for fees	12,500
Auditor for audit fees	5,000
Other	1,057
Total	$175,557

On November 21, 2016, the Company reincorporated in Delaware under the name UBI Blockchain Internet LTD. and increased the number of authorized shares from 75,000,000 to 200,000,000 shares consisting of 130,000,000 authorized shares of Class A Common Stock, 6,000,000 authorized shares of Class B Common Stock and 64,000,000 authorized shares of Class C Common Stock.

F-11a

May 31, 2017 Reviewed Financials

UBI Blockchain Internet Ltd.

(Formerly JA Energy)

Balance Sheets

	May 31, 2017	August 31, 2016
	(Unaudited)	(Audited)
ASSETS
Current Assets
Current portion of prepaid stock-based salaries and consulting fees	$1,658,333	$-
Prepaid expenses	3,000	-
Total current assets	1,661,333	-

Office Equipment, net of accumulated depreciation	6,045	-
Non-current portion of prepaid stock-based salaries and consulting fees	740,000	-
Total assets	$2,407,378	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$20,131	$68,419
Advances from former related party	-	26,981
Due to related parties	333,169	-
Bank overdraft	-	1,202
Note payable - former related party	-	50,000
Total current liabilities	353,300	146,602

Total liabilities	353,300	146,602

Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 and 1,000,000 shares issued and outstanding as of’ May 31, 2017 and August 31, 2016, respectively	-	1,000
Class A common stock, $0.001 par value, 1,000,000,000 shares authorized, 30,717,046 and 217,046 shares issued and outstanding as of May 31, 2017 and August 31, 2016, respectively	30,717	217
Class B common stock, $0.001 par value, 500,000,000 shares authorized, 6,000,000 shares issued and outstanding as of May 31, 2017	6,000
Class C common stock, $0.001 par value, 500,000,000 shares authorized, 48,400,000 shares issued and outstanding as of May 31, 2017	48,400
Additional paid-in capital	7,555,784	4,315,919
Stock subscription payable	90,521	90,521
Accumulated deficit	(5,677,344)	(4,554,259)
Total stockholders’ equity	2,054,078	(146,602)
Total liabilities and stockholders’ equity	$2,407,378	$-

The accompanying notes are an integral part of these financial statements.

F-1b

UBI Blockchain Internet Ltd.

(Formerly JA Energy)

Statements of Operations

(Unaudited)

	For the three months	For the three months	For the nine months	For the nine months
	ended	ended	ended	ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Operating expenses:
Salaries (including stock - based compensation of $72,500, $0, $120,833 and $0 respectively)	$190,701	-	$370,270	$-
Consulting fees (including stock - based compensation of $409,167, $0, $640,834 and $0 respectively)	409,167	-	665,834	-
Legal and professional fees	53,652		93,168	-
Depreciation	318		318	-
Other general and administrative	14,831	10,573	41,070	35,854
Total operating expenses	668,669	10,573	1,170,660	35,854

Other income (expenses):
Gain on settlement of bank overdraft		-	572	-
Gain on settlement of accounts payable and accrued liabilities		-	47,003	-
Total other income (expenses)		-	47,575	-

Net income (loss)	$(668,669)	(10,573)	$(1,123,085)	$(35,854)

Net loss per share of Class A and Class C common stock – basic and diluted	$(0.01)	(0.05)	$(0.03)	$(0.17)

Weighted average number of Class A and Class C common shares outstanding - basic and diluted	75,772,480	217,046	41,424,290	217,046

The accompanying notes are an integral part of these financial statements.

F-2b

UBI Blockchain Internet Ltd.

(Formerly JA Energy)

Statements of Cash Flows

(Unaudited)

	For the nine months	For the nine months
	ended	ended
	May 31, 2017	May 31, 2016
OPERATING ACTIVITIES
Net income (loss)	$(1,123,085)	$(35,854)
Adjustments to reconcile net income (loss) to net cash used by operating activities
Stock-based salaries and consulting fees	761,667	-
Depreciation	318	-
Gain on settlement of bank overdraft	(572)	-
Gain on settlement of accounts Payable and accrued liabilities	(47,003)	-
Changes in operating assets and liabilities:
Prepaid expenses	(3,000)	(1,500)
Bank overdraft	(630)	-
Accounts payable and accrued liabilities	(1,285)	24,419
Net cash used by operating activities	(413,590)	(12,935)

INVESTING ACTIVITIES
Purchases of office equipment	(6,363)	-
Net cash used by operating activities	(6,363)	-

FINANCING ACTIVITIES
Due to related parties	333,169	-
Advances from former - related party	(26,981)	12,935
Repayment of note payable to former related party	(50,000)	-
Buyback of preferred stock	(33,735)	-
Proceeds from sale of common stock - net	180,000	-
Contributed capital	17,500	-
Net cash provided by financing activities	419,953	12,935

NET CHANGE IN CASH	-	-

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	-
END OF PERIOD	$-	$-
SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$-	$-
Interest paid	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of 8,400,000 shares of Class C common stock to 7 employees and 38 consultants on April 3, 2017 charged to prepaid stock based salaries and consulting fees	$1,680,000	$-
Issuance of 500,000 shares of Class A common stock to consultant on May 1, 2017 charged to prepaid stock based salaries and consulting fees	$1,480,000	$-

The accompanying notes are an integral part of these financial statements.

F-3b

UBI Blockchain Internet Ltd.

(Formerly JA Energy)

Notes to Financial Statements

Three and Nine Months Ended May 31, 2017 and 2016

(Unaudited)

NOTE 1 – ABOUT THE COMPANY

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation. Reshoot Production Company was incorporated October 31, 2007, and, at the time of spin off was listed on the Over-the- Counter Bulletin Board. On November 21, 2016 the Company reincorporated in Delaware under the name UBI Blockchain Internet Ltd.

On September 30, 2014, the Board of Directors passed a resolution to form a new company called Peak Energy Holdings (Peak) with each shareholder in the Company receiving one share of common of Peak for each share of common stock in the Company and one share of preferred stock of Peak for each share of preferred stock of the Company.

On November 9, 2014, JA Energy (the “Company”) entered into an Irrevocable Asset and Liability Exchange Agreement (the “Agreement”). The Agreement dealt with the dividend spin-off of JA Energy’s wholly owned subsidiary, Peak Energy Holdings. At the JA Energy annual shareholder meeting, held on September 30, 2014, the shareholders of the Company approved the transfer of all of the assets and liabilities of the Parent into a wholly owned subsidiary. The subsidiary had the same characteristics and number of authorized and issued shares as the Parent, whereby all Preferred and Common shareholders in the Parent received a pro-rata stock dividend in the subsidiary that is equal to the number of shares they owned in the Parent on a one-for-one (1:1) basis. The major shareholders of the Company entered into a separate agreement with regards to the dividend spin-off. They agreed to and put into effect the following points upon the dividend spin-off of the Peak Energy Holdings from JA Energy:

●	Mr. James Lusk (the largest debtor of JA Energy) transferred all assets and liabilities, as of March 31, 2014, from JA Energy to the Subsidiary to the extent legally assignable.

●	Two of the major shareholders in JA Energy transferred all ownership of their Preferred and Common stock held in the subsidiary to Mr. James Lusk.

●	Mr. James Lusk transferred all of the common stock ownership he owned and controlled in JA Energy to the major shareholders.

●	Mr. James Lusk provided a notarized signed letter addressed to the Company and auditor that he agreed to transfer all assets and liabilities, as of March 31, 2014, from the Parent to the Subsidiary to the extent legally assignable.

●	JA Energy warranted that any new liabilities incurred on the books of JA Energy after April 1, 2014 would not be transferred to the subsidiary.

F-4b

●	JA Energy represented and warranted that there were no liabilities, actual or contingent, created in the subsidiary. Prior to the effective time of the transfer, the subsidiary would have no assets nor liabilities.

●	JA Energy warranted that since April 1, 2014, with the exception of the preferred voting shares, no other shares were issued, awarded or pledged to be issued. The number of common shares issued and outstanding in JA Energy at March 31, 2014 were the same number of the shares issued at the date of transfer.

●	Upon the completion of the transfer of assets and liabilities, shares were exchanged and the subsidiary was divested from JA Energy and now operates independent as a separate entity of JA Energy with its own management;

●	Mr. James Lusk took control of Peak Energy Holdings, independent of JA Energy.

●	All Parties indemnified and held harmless the other Parties from and against any and all losses, damages, liabilities, resulting or arising from these transactions.

The Agreement did not affect any other shareholders in the Company who maintained their share ownership of JA Energy, and have pro-rata ownership in Peak Energy Holdings following the dividend spin-off.

On September 15, 2016, the Company, with the approval of the Board of Directors agreed to issue 30,000,000 shares of unregistered restricted Class A Common Stock, 6,000,000 shares of unregistered restricted Class B Voting Common Stock, which carries a voting weight equal to ten (10) Common Shares, and 40,000,000 shares of unregistered restricted Class C Common Stock to UBI Blockchain Internet, LTD (“UBI Hong Kong”), a Hong Kong company, or assigns in exchange for $200,000. On September 26, 2016, pursuant to NRS 78.1955, the Board of Directors approved the filing of a Certificate of Designation with the Nevada Secretary of State to designate Class A, B and C common shares, par value $0.001. Concurrently with the filing of this Certificate of Designation, all Common Stock issued and outstanding became Class A Common Stock. Class B Common Stock carries a voting weight equal to ten (10) Common Shares. The Class B shares can be converted into fully paid and non-assessable Common Shares, on a one-to-one basis, at the option of the holder at any time upon written notice to the Company and its authorized transfer agent. Class C Common Stock has no voting rights. Upon the conversion or other exchange of all outstanding shares of Class B Common Stock into or for shares of Class A Common Stock, all shares of Class C Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of fully paid and non-assessable shares of Class A Common Stock on the date fixed therefore by the Board of Directors that is no less than sixty-one days and no more than one hundred and eighty days following such conversion or exchange.

F-5b

On October 7, 2016, the 30,000,000 Class A shares and 6,000,000 Class B shares were issued. On November 21, 2016, the Company reincorporated in Delaware under the name UBI Blockchain Internet Ltd. and increased the number of authorized shares from 75,000,000 to 200,000,000 shares consisting of 130,000,000 authorized shares of Class A Common Stock, 6,000,000 authorized shares of Class B Common Stock and 64,000,000 authorized shares of Class C Common Stock. On March 1, 2017, the 40,000,000 shares of Class C common stock were issued. All of the preceding shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued under Regulation S to one (1) foreign entity who attested it is an accredited investor who is not a citizen or a resident of the USA.

On January 3, 2017, the Company appointed four new directors, accepted the resignations of its two former directors and appointed Tony Liu (who controls UBI Hong Kong) as Chief Executive Officer of the Company.

Commencing in the three months ended February 28, 2017, the Company started research activities in Hong Kong relating to “blockchain” technology planned to be provided for future customers.

On March 1, 2017, the Company issued 40,000,000 shares of Class C common stock to our chief executive officer Tony Liu pursuant to the September 15, 2016 agreement (see above).

On April 3, 2017, the Company issued a total of 8.400,000 shares of Class C common stock to a total of 45 contractor employees and nonemployees (see Note 5).

On May 1, 2017, the Company issued 500,000 restricted shares of Class A common stock to an independent consultant for consulting services to be performed for the Company (see Note 5).

On May 24, 2017, the Company increased the number of authorized common shares from 200,000,000 shares to 2,000,000,000 shares (1,000,000,000 shares of Class A common stock, 500,000,000 shares of Class B common stock, and 500,000,000 shares of Class C common stock).

NOTE 2 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has an accumulated deficit since inception of $5,677,344. The Company has not generated any meaningful revenues to date, and its ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. As described above, there was a change in control of the Company in October 2016.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

F-6b

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies are listed below.

Basis of Accounting

The basis is United States generally accepted accounting principles.

Interim Financial Statements

The consolidated balance sheet for the Company at the end of the preceding fiscal year has been derived from the audited balance sheet and notes thereto contained in the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2016 and is presented herein for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for all period presented, have been made. The results of operations for the interim periods presented are not necessarily indicative of the operating results for the respective full years.

Certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission (“SEC”). These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2016 filed with the SEC on December 14, 2016.

Earnings per Share.

The basic earnings (loss) per share of Class A and Class C common stock is calculated by dividing the Company’s net income (loss) available to Class A and Class C common shareholders by the weighted average number of Class A and Class C common shares issued and outstanding during the year. The diluted earnings (loss) per share of Class A and Class C common stock is calculated by dividing the Company’s net income (loss) available to Class A and Class C common shareholders by the diluted weighted average number of Class A and Class C shares outstanding during the year. The diluted weighted average number of Class A and Class C shares outstanding is the basic weighted number of Class A and Class C shares adjusted as of the first of the year for any potentially dilutive debt or equity. For the periods presented, the Class A and Class C common stock shares underlying the following dilutive securities were excluded from the calculation of diluted shares outstanding as the effect of their inclusion would be anti-dilutive:

	For the three months ended May 31,		For the nine months ended May 31,
	2017	2016	2017	2016
Class B common stock	6,000,000	-	5,208,791	-
Total	6,000,000	-	5,208,791	-

F-7b

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are expensed as incurred.

Foreign Currency Translation

The reporting currency of the Company is the United States Dollar and the accompanying financial statements are expressed in United States Dollars.

Transactions denominated in currencies other than the United States Dollar (principally the Hong Kong Dollar) are translated in United States Dollars at the exchange rates prevailing at the dates of the transactions. Exchange gains and losses, which were not significant in the nine months ended May 31, 2017 and May 31, 2016 are reflected in income.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Revenue recognition

The Company recognizes revenue from services and product sales once all the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured. For the periods presented, the Company had no revenues.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, “Compensation - Stock Compensation,” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company does not have an employee stock option plan.

F-8b

The Company follows ASC topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock issued to consultants and other non-employees. In accordance with ACS Topic 505-50, the stock issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the stock, whichever can be more clearly determined. The fair value of the equity instrument is charged directly to consulting expense over the period during which services are rendered.

Year end

The Company’s fiscal year-end is August 31.

Reverse Stock Split

All references to numbers of shares of our common stock and per-share information in the accompanying financial statements have been adjusted retroactively to reflect the Company’s 1-for- 200 reverse stock split effected on January 20, 2016. The par value was not adjusted as a result of the reverse stock split.

Recent Accounting Pronouncements

The Company’s management has evaluated recently issued accounting pronouncements through May 31, 2017 and concluded that they will not have a material effect on future financial statements.

NOTE 4 – PREPAID STOCK BASED SALARIES AND CONSULTING FEES

Prepaid stock-based salaries and consulting fees at May 31, 2017 consist of:

	Fair value of stock issuance (Note 5)	Prepaid balance at May 31, 2017

1,450,000 shares of Class C common stock issued to 7 employees on April 3, 2017 pursuant to service agreements with a service term of one year expiring December 31, 2017	$290,000	$169,167
6,950,000 shares of Class C common stock issued to 38 consultants on April 3, 2017 pursuant to service agreements with a service term of one year expiring December 31, 2017	1,390,000	810,833
500,000 shares of Class A common stock issued to a consultant on May 1, 2017 pursuant to Consulting Agreement dated April 28, 2017 with a service term of two years expiring April 30, 2019	1,480,000	1,418,333
Total	$3,160,000	2,398,333
Current portion		(1,658,333)
Non-current portion		$740,000

F-9b

NOTE 5 - STOCKHOLDERS’ EQUITY

Pursuant to the September 15, 2016 change in control agreement (see Note 1), a representative of UBI paid into an attorney trust account $150,000 on September 14, 2016 and $67,500 on October 11, 2016, for a total of $217,500. The $217,500 consisted of $200,000 for the newly issued shares of Class A, Class B Voting, and Class C Common Stock and $17,500 for the payment of specific expenses.

Starting in December 2016, the Company engaged the services of a total of 45 employees and non-employees to perform certain marketing, research and development and investor relations services. The related agreements, which were executed in March 2017, provide for the contractors to work for the Company for terms ranging from September 2016 to January 1, 2017 to December 31, 2017 for compensation including the issuance of a total of 8,400,000 shares of Class C common stock (which occurred April 3, 2017).

The $1,680,000 estimated fair value of the 8,400,000 shares of Class C common stock (using a price of $0.20 per share) was recorded as prepaid expenses and is being expensed evenly over the year ended December 31, 2017 (see Note 4). For the three and nine months ended May 31, 2017, we recognized stock-based salaries expense of $72,500 and $120,833, respectively, and recognized stock-based consulting fees expe3nse of $347,500 and $579,167, respectively, from these agreements.

On May 1, 2017, the Company issued 500,000 restricted shares of Class A common stock to a consultant pursuant to a Consulting Agreement dated April 28, 2017 with a service term of two years expiring April 30, 2019. The $1,480,000 estimated fair value of the 500,000 shares of Class A common stock (using a price of $2.96 per share based on a $3.95 closing trading price on April 28, 2017 less a 25% restricted stock discount) was recorded as a prepaid expense and is being expensed evenly over the 2 year service period expiring April 30, 2019. For the three and nine months ended May 31, 2017, we recognized stock-based consulting fees expense of $61,667 and $61,667, respectively, from this agreement.

During the year ended August 31, 2012, the Company committed to issue a total of approximately 1,390 shares of common stock to various parties for services rendered or other consideration valued at a total of $90,521 based on the prevailing trading price of the Company’s common stock at the dates of the respective commitments. The related expenses were recorded in the year ended August 31, 2012 but the shares have never been issued.

NOTE 6 - RELATED PARTY TRANSACTIONS

As described in Note 8, the Company was obligated to Mr. Mark DeStefano (“DeStefano”) for a $50,000 note payable and $26,981 for payments made on behalf of the Company. Subsequently, Mr. DeStefano advanced $1,285 to the Company. During the three months ended November 30, 2016 the Company satisfied these obligations. DeStefano had voting control of the Company from June 2014 (see Note 8) to October 24, 2016 (when the Company purchased from DeStefano the 1,000,000 shares of Preferred Stock for $33,735) through his ownership of the 1,000,000 shares of Voting Preferred Stock issued and outstanding (equivalent to 50,000,000 votes).

F-10b

For the three months ended November 30, 2016, consulting fees paid to former related parties consists of a total of $15,000 paid to the two then directors of the Company and $10,000 paid to an entity controlled by DeStefano.

Commencing March, 2017, the Company has been using office space provided by an affiliate of UBI Blockchain Internet, LTD. (Hong Kong) (“UBI Hong Kong”) at a monthly rent of 21,000 Hong Kong Dollars (approximately $2,692 at the May 31, 2017 exchange rate) per month. UBI Hong Kong owns 30,000,000 shares of the Company’s Class A common stock.

In the nine months ended May 31, 2017, Tony Liu, chief executive officer of the Company, and UBI Hong Kong paid a total of $333,169 of expenditures on behalf of the Company. The amount due to these related parties for these expenditures is $333,169 at May 31, 2017. The liabilities are non-interest bearing and are due on demand.

NOTE 7 - PROVISION FOR INCOME TAXES

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 “Income Taxes”. ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of May 31, 2017, the Company had net operating loss carry forwards of approximately $1,383,163 that may be available to reduce future years’ taxable income through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements as their realization has not been determined likely to occur. Also, due to the change in control, there are annual limitations on future net operating loss carry forward deductions.

NOTE 8 - NOTES PAYABLE – Former Related Party

On April 4, 2014, the Company issued a One-year Promissory Note (“the Note”) in the amount of $50,000 to Mark DeStefano (“DeStefano) (see Note 6). The Note bore interest at 12% percent per annum with interest due each month. In the event that interest was not paid within three days from the time it was due the Note was to be considered in default and was to be fully due and payable. Additional consideration for the Note included the Chief Executive Officer of the Company giving the note holder his voting proxy for all of the shares he held with the exception of voting on a tender offer or a sale of the Company’s assets. As of May 8, 2014, the Note was in default.

F-11b

On May 5, 2014, the Company issued a second One-Year Promissory Note (“the Second Note”) in the amount of $20,000 to the same stockholder noted above. The Second Note was issued with the restriction that the funds be used specifically to pay the Company’s Patent Counsel for fees to finalize certain patent filings and was secured by all patents, and patent applications held by the Company. The Second Note was to bear interest at 12% percent per annum with interest due each month. In the event that interest was not paid within three days from the time it was due the Second Note would be considered in default and would be fully due and payable.

On June 6, 2014, the Company received notices that it was in default of the two Promissory Notes described above. Rather than default on the Notes the Company issued 1,000,000 shares of $0.001 par value Voting Preferred Stock in exchange for Notes Payable totaling $20,000 plus forgiveness of interest totaling $1,900. Additionally, the Company agreed to designate with the State of Nevada Secretary of State that each share of preferred carries the voting power of 50 common shares. Finally, the shareholder agreed to cancel the shares upon full payment of the $50,000 Note, without accrued interest and the sale of five units of the MDU.

In October 2016, the $50,000 note payable was satisfied.

NOTE 9 – OTHER INCOME AND EXPENSE

During the three months ended November 30, 2016, the Company settled a bank overdraft of $942 for $370. This settlement resulted in income of $572.

On January 27, 2017, the Company entered into a Settlement Agreement with a former landlord satisfying a $35,868 accrued liability for $4,100. This settlement, along with an arrangement with another vendor, resulted in other income of $47,003.

NOTE 10 – REVERSE STOCK SPLIT

On January 20, 2016, the Company effected a 1-for-200 reverse stock split of its outstanding common stock, par value $0.001 per share (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each two hundred shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split were automatically combined into and became one share of common stock. No fractional shares were issued as a result of the Reverse Stock Split and any stockholder who otherwise would have been entitled to receive fractional shares received an additional share. Also, as a result of the Reverse Stock Split, the per share exercise price of, and the number of shares of common stock underlying our warrants outstanding immediately prior to the Reverse Stock Split were automatically proportionally adjusted based on the 1-for-200 split ratio in accordance with the terms of such warrants. Share and per-share amounts of the Company’s common stock and warrants included herein have been adjusted to give effect to the Reverse Stock Split. The Reverse Stock Split did not alter the par value of the Common Stock, $0.001 per share, or modify any voting rights or other terms of the common stock.

F-12b

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Acquisition Agreement

On May 16, 2017, the Company executed an Acquisition Agreement with Shenzhen Nova E-commerce, Ltd. (“NOVA”), a private Shenzhen Chinese corporation. Upon satisfaction of conditions precedent to closing (including regulatory approval of the transfer of NOVA’s Hong Kong business license to the Company), the Company is to acquire 100% ownership of NOVA in exchange for the Company’s issuance of a total of 25,000,000 shares of its Class C common stock to the 130 owners of NOVA. NOVA, incorporated on May 26, 2016, currently operates an online store in China selling a wide range of products.

F-13b

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.3	Acquisition Agreement between UBI Blockchain Internet LTD., and Shenzhen Nova E-commerce, Ltd.		8-K	5/16/2017	10.3	05/16/2017
99.1	Audited Financials of Shenzhen Nova E-commerce, Ltd. inception through December 31, 2016		8-K	5/16/2017	99.1	05/16/2017
99.2	Interim Financials of Shenzhen Nova E-commerce, Ltd. for the three months ended March 31, 2017		8-K	5/16/2017	99.2	05/16/2017
99.3	Unaudited Proforms Financials of Shenzhen Nova E-commerce, Ltd. and UBI Blockchain Internet, Ltd., through February 28, 2017		8-K	5/16/2017	99.3	05/16/2017
99.4	Unaudited Proforms Financials of Shenzhen Nova E-commerce, Ltd. and UBI Blockchain Internet, Ltd, as of August 31, 2016	X	8-K	6/29/2017	99.4	05/16/2017
99.5	Shenzhen Nova E-commerce, Ltd. Shareholder List	X	8-K	6/29/2017	99.5	05/16/2017

54

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UBI Blockchain Internet, Ltd. Registrant

Date: August 29, 2017		/s/ Cheung Chan
	Name:	Cheung Chan
Principal Financial Officer and Corporate Secretary

55